Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

HORIZON QUANTUM HOLDINGS PTE. LTD.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares	(1)	Other	3,905,737		$12.65	$49,407,573.05	0.0001381	$6,823.19
Fees to be Paid	Equity	Class A Ordinary Shares	(2)	Other	20,260,820		0.0002	4,052.16	0.0001381	0.56
Fees to be Paid	Equity	Class B Ordinary Shares	(3)	Other	19,953,321		0.0002	3,990.66	0.0001381	0.55
Fees to be Paid	Equity	Warrants	(4)	Other	6,044,160				0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares underlying Class B Ordinary Shares	(5)	Other	19,953,321				0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares underlying Warrants	(6)	Other	6,044,160		14.00	84,618,240.00	0.0001381	11,685.78
Fees to be Paid	Equity	Secondary Offering: Warrants	(7)	Other	2,884,660				0.0001381	0.00
Fees to be Paid	Equity	Secondary Offering: Class A Ordinary Shares underlying Warrants	(8)	Other	2,884,660	$			$0.0001381	$0.00

Total Offering Amounts:								$134,033,855.88		18,510.08
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$18,510.08

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Offering Note(s)

(1)	All securities being registered herein will be issued by Horizon Quantum Holdings Ltd. (formerly known as Rose Holdco Pte. Ltd.) (Company Registration No.: 202537774K), a Singapore public company limited by shares (“Holdco”) in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 3,905,737 Holdco Class A Ordinary Shares to shareholders of dMY Squared Technology Group, Inc., a Massachusetts corporation (“DMY”), including up to (x) 2,325,987 Holdco Class A Ordinary Shares to SPAC’s public shareholders, assuming no redemptions and (y) 1,579,750 Holdco Class A Ordinary Shares to the Sponsor and other Holders of Founder Shares.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share is calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the DMY Class A Shares on the OTCQB market, operated by the OTC Markets Group (“OTCQB”), on January 7, 2026 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).
(2)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 20,260,820 Holdco Class A Ordinary Shares to the holders capital stock and simple agreements for future equity of Horizon Quantum Computing Pte. Ltd. (Company Registration No.: 201802755E), a Singapore private company limited by shares (“Horizon”).

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share is calculated in accordance with Rule 457(f)(2) under the Securities Act. Horizon is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the stated value per share of the Horizon Ordinary Shares ($0.000625).

(3)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 19,953,321 Holdco Class B Ordinary Shares to holders of Horizon’s capital stock and up to 19,953,321 Holdco Class A Ordinary Shares issuable upon the conversion of such Holdco Class B Ordinary Shares.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share is calculated in accordance with Rule 457(f)(2) under the Securities Act. Horizon is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the stated value per share of the Horizon Ordinary Shares ($0.000625).

Consistent with Rule 457(i), no additional registration fee is due with respect to the Holdco Class A Ordinary Shares issuable upon conversion of the Holdco Class B Ordinary Shares.
(4)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 6,044,160 Holdco Warrants to holders of DMY Warrants and up to 6,044,160 Holdco Class A Ordinary Shares issuable upon the exercise of such warrants.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price per warrant is calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the DMY Warrants on OTCQB on January 7, 2026 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the Holdco Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Holdco Warrants has been allocated to the Holdco Class A Ordinary Shares issuable upon exercise of the Holdco Warrants and included in the registration fee paid in respect of such Holdco Class A Ordinary Shares.
(5)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 19,953,321 Holdco Class B Ordinary Shares to holders of Horizon’s capital stock and up to 19,953,321 Holdco Class A Ordinary Shares issuable upon the conversion of such Holdco Class B Ordinary Shares.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share is calculated in accordance with Rule 457(f)(2) under the Securities Act. Horizon is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the stated value per share of the Horizon Ordinary Shares ($0.000625).

Consistent with Rule 457(i), no additional registration fee is due with respect to the Holdco Class A Ordinary Shares issuable upon conversion of the Holdco Class B Ordinary Shares.
(6)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 6,044,160 Holdco Warrants to holders of DMY Warrants and up to 6,044,160 Holdco Class A Ordinary Shares issuable upon the exercise of such warrants.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price per warrant is calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the DMY Warrants on OTCQB on January 7, 2026 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the Holdco Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Holdco Warrants has been allocated to the Holdco Class A Ordinary Shares issuable upon exercise of the Holdco Warrants and included in the registration fee paid in respect of such Holdco Class A Ordinary Shares.
(7)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 2,884,660 Holdco Warrants to the Selling Securityholder and up to 2,884,660 Holdco Class A Ordinary Shares issuable upon the exercise of such warrants.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Pursuant to Rule 457(f)(5), no additional filing fee is required to be paid for the registration of Holdco Warrants and Class A Ordinary Shares to be sold by the Selling Securityholder pursuant to the resale prospectus that are also being registered under this registration statement and proxy statement/prospectus.
(8)	All securities being registered herein will be issued by Holdco in connection with the Business Combination described in the registration statement and proxy statement/prospectus included therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the proxy statement/prospectus. As a result of the Business Combination, Holdco will issue up to 2,884,660 Holdco Warrants to the Selling Securityholder and up to 2,884,660 Holdco Class A Ordinary Shares issuable upon the exercise of such warrants.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Pursuant to Rule 457(f)(5), no additional filing fee is required to be paid for the registration of Holdco Warrants and Class A Ordinary Shares to be sold by the Selling Securityholder pursuant to the resale prospectus that are also being registered under this registration statement and proxy statement/prospectus.